Your Vote Counts! ATRION CORPORATION 2022 Annual Meeting Vote by May 23, 2022 11:59 PM ET ATRION CORPORATION ONE ALLENTOWN PARKWAY ALLEN, TX 75002 D78084-P69385 You invested in ATRION CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the Annual Meeting to be held on May 24, 2022. Get informed before you vote View the Notice of 2022 Annual Meeting and Proxy Statement and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 10, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 24, 2022 10:00 AM CDT Atrion Corporation One Allentown Parkway Allen, TX 75002 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1 22-3545-2 C1.1 P1

1. Election of Directors. Nominees: 1a. Maria Sainz 1b. John P. Stupp, Jr. 2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year 2022. 3. Advisory vote to approve executive officer compensation. Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D78085-P69385 For For For For 22-3545-2 C1.1 P2